UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2006
Mpower Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-32941	52-2232143

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
175 Sully’s Trail, Suite 300, Pittsford, New York 14534

(Address of principal executive offices)     (zip code)
Registrant’s telephone number, including area code: (585) 218-6550
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On June 8, 2006, Mpower Holding Corporation (the “Company”) issued a press release announcing that the Company will hold a special meeting of stockholders on Wednesday, August 2, 2006, at 10:00 a.m. local time at the The Benjamin Hotel, 125 East 50th Street, New York, New York for the purpose of voting on the merger agreement among the Company, U.S. TelePacific Holdings Corp. and TPMC Acquisition Corp. Stockholders of record of the Company as of the close of business on Monday, July 3, 2006 will be entitled to vote at the special meeting.
A copy of the press release issued by the Company announcing the date of the special meeting and the record date is filed as an exhibit hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

99.1	Press Release, dated June 8, 2006, of Mpower Holding Corporation, announcing the date of the special meeting and the record date.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mpower Holding Corporation
By:	/s/ Russell I. Zuckerman
	Name:	Russell I. Zuckerman
	Title:	Senior Vice President, General Counsel and Secretary

Date: June 8, 2006

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release, dated June 8, 2006, of Mpower Holding Corporation, announcing the date of the special meeting and the record date.